Exhibit 10.1(i)
NINTH AMENDMENT
OF
U.S. BANK NON-QUALIFIED RETIREMENT PLAN
WRITTEN ACTION AND PLAN AMENDMENT
     I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted to me by the Benefits Administration Committee, I take the following actions:
     U.S. Bancorp sponsors a nonqualified deferred compensation plan, the U.S. Bank Non-Qualified Retirement Plan (the “Plan”), most recently set forth in a document entitled “U.S. Bank Non-Qualified Retirement Plan (2002 Statement).”
     The Benefits Administration Committee has determined that the Plan should be amended to permit division of vested benefits under the Plan for the Participant named in Appendix B-4 under a court-approved domestic relations order that is also approved by the plan administrator.
     Therefore, by this amendment (which is the Ninth Amendment to the U.S. Bank Non-Qualified Retirement Plan), effective as of February 1, 2008, the Plan is amended to permit division of vested benefits under the Plan for the Participant named in Appendix B-4 under a court-approved domestic relations order that is also approved by the plan administrator.

Dated: December 31, 2008	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources